UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2018

NorthStar/RXR New York Metro Real Estate, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55929 (Commission File Number)	46-5183321 (I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the completion on October 22, 2018 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 20, 2018, by and between NorthStar/RXR New York Metro Real Estate, Inc. (the “Company”), CNI NS/RXR Advisors, LLC, the Company’s advisor (the “Advisor”), CNI NS/RXR Advisors Merger Subsidiary, LLC, a wholly-owned subsidiary of the Advisor (the “Merger Sub”), and Colony Capital Investment Holdco, LLC, an affiliate of the Advisor.

As contemplated by the Merger Agreement, the Company disposed of all of its assets in a series of transactions (collectively, the “Asset Monetization”). Pursuant to the Merger Agreement, following the completion of the Asset Monetization, the Company merged with and into Merger Sub, with Merger Sub surviving the merger (the “Merger”, and together with the Asset Monetization, the “Transaction”) at the Merger Effective Time (as defined in the Merger Agreement) on October 22, 2018 (the “Closing Date”). The events described below took place in connection with the completion of the Transaction.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.

On October 17, 2018, the Company, through a subsidiary of its operating partnership, completed the disposition of its approximately 1% interest in a 1.8 million square foot Class-A office building located at 1285 Avenue of the Americas in Midtown Manhattan to an unaffiliated third party, for gross proceeds of approximately $5.39 million (the “1285 AoA Sale”).

On October 18, 2018, the Company, through a subsidiary of its operating partnership, completed the disposition of its $19.0 million interest in a $20.0 million mezzanine loan secured by a pledge of an ownership interest in a luxury condominium development project located in the West Village of New York City to CLNC ML Jane NYC, LLC, an affiliate of a company managed by Colony Capital, Inc., the Company’s co-sponsor for gross proceeds of approximately $19.0 million (the “Jane Street Sale”).

The repayment by the borrower in August 2018 of a mezzanine loan in which the Company owned a $9.5 million interest and the consummation of the 1285 AoA Sale and the Jane Street Sale, completed the components of the Asset Monetization and resulted in the Company having no assets other than cash. The net proceeds to the Company from the Asset Monetization were approximately $33.7 million. Following the completion of the Asset Monetization, the Company completed the Merger.

Prior to the Merger Effective Time, the shares held by affiliates of the Company’s co-sponsors, Colony Capital, Inc. and RXR Realty LLC, which own 212,139 and 70,713 shares in the Company respectively, were voluntarily forfeited in exchange for their par value of $0.01 per share (the “Sponsor Share Forfeiture”).

At the Merger Effective Time, pursuant to the Merger Agreement, each share of the Company’s common stock (“Common Stock”) issued and outstanding immediately prior to the Merger Effective Time, after giving effect to the Sponsor Share Forfeiture, was cancelled and converted into the right to receive an amount in cash equal to $9.1877 (the “Per Share Merger Consideration”). The Per Share Merger Consideration reflects each share of Common Stock’s pro rata share of the net proceeds from the Asset Monetization, plus all available cash held by the Company, less all known liabilities of the Company incurred prior to the Closing Date and all incurred and unpaid expenses related to the Transaction.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Appendix A to the definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 11, 2018 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger, each share of Common Stock issued and outstanding immediately prior to Merger Effective Time was converted into the right to receive the Per Share Merger Consideration. At the Merger Effective Time, each of the Company’s stockholders ceased to have any rights as stockholders of the Company, other than the right to receive the Per Share Merger Consideration.
Item 5.01. Changes in Control of the Registrant.
The information set forth in the Explanatory Note, Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Merger Effective Time, as contemplated under the Merger Agreement, the Company merged with and into Merger Sub, with Merger Sub continuing as the surviving entity. As of the consummation of the Merger, the Merger Sub was wholly owned by the Company’s Advisor.

Item 8.01. Other Events.

In addition to the Per Share Merger Consideration of $9.1877, the Company’s stockholders have received regular operating distributions from the time of their initial investment. In addition, certain of the Company’s stockholders received special stock distributions of 0.05 shares and 0.10 shares, respectively, of Common Stock for each share of Common Stock held of record on December 31, 2016 and May 16, 2017, respectively. Accordingly, the aggregate amount of distributions that the Company’s stockholders have received since the time of their initial investment, including regular operating distributions and Per Share Merger Consideration received in respect of shares issued in the special stock distributions, varies depending on when they made their initial investment and whether they participated in the Company’s distribution reinvestment plan.

The following tables illustrate the aggregate amount of distributions stockholders will receive after giving effect to the Transaction for each share issued, assuming the stockholder made its initial investment on January 1, 2016 with respect to Class A shares of the Common Stock (the “Class A Shares”), May 1, 2016 with respect to Class T shares of the Common Stock (the “Class T Shares”) and November 1, 2016 with respect to Class I shares of the Common Stock (the “Class I Shares”), which was shortly after the Company commenced its offering of each respective share class. The tables also present aggregate distribtuion data assuming an initial investment date of May 1, 2017, which was the middle of the Company’s offering, and March 1, 2018, which was shortly before the termination of the Company’s offering. In each case, the tables assume each stockholder elected to receive cash distributions.

Per Class A Share:	Initial Investment Date
	January 1, 2016	May 1, 2017	March 1, 2018
Transaction Consideration(1)	$9.19	$9.19	$9.19
Regular Operating Distributions(2)	0.48	0.37	0.18
Special Stock Distributions(3)	1.42	0.92	N/A
Aggregate Distributions	$11.09	$10.48	$9.37
_______________________________________

(1)	Reflects the Per Share Merger Consideration in respect of shares other than any shares issued as part of the special stock distributions.

(2)	Reflects regular operating distributions received from January 1, 2016 through October 21, 2018, May 1, 2017 through October 21, 2018 and March 1, 2018 through October 21, 2018, respectively.

(3)	Reflects the Per Share Merger Consideration in respect of the shares issued, if any, as part of the special stock distributions.

Per Class T Share:	Initial Investment Date
	May 1, 2016	May 1, 2017	March 1, 2018
Transaction Consideration(1)	$9.19	$9.19	$9.19
Regular Operating Distributions(2)	0.24	0.22	0.12
Special Stock Distributions(3)	1.42	0.92	N/A
Aggregate Distributions	$10.85	$10.33	$9.31
_______________________________________

(1)	Reflects the Per Share Merger Consideration in respect of shares other than any shares issued as part of the special stock distributions.

(2)	Reflects regular operating distributions received from May 1, 2016 through October 21, 2018, May 1, 2017 through October 21, 2018 and March 1, 2018 through October 21, 2018, respectively.

(3)	Reflects the Per Share Merger Consideration in respect of the shares issued, if any, as part of the special stock distributions.

Per Class I Share:	Initial Investment Date
	November 1, 2016	May 1, 2017	March 1, 2018
Transaction Consideration(1)	$9.19	$9.19	$9.19
Regular Operating Distributions(2)	0.43	0.37	0.18
Special Stock Distributions(3)	1.42	0.92	N/A
Aggregate Distributions	$11.04	$10.48	$9.37
_______________________________________

(1)	Reflects the Per Share Merger Consideration in respect of shares other than any shares issued as part of the special stock distributions.

(2)	Reflects regular operating distributions received from November 1, 2016 through October 21, 2018, May 1, 2017 through October 21, 2018 and March 1, 2018 through October 21, 2018, respectively.

(3)	Reflects the Per Share Merger Consideration in respect of the shares issued, if any, as part of the special stock distributions.

Accordingly, stockholders who were among the Company’s initial investors have received greater aggregate distributions than stockholders who made their initial investment at the end of the Company’s offering, and stockholders who made their initial investment in shares of the Company’s stock at different points during the offering will receive aggregate distributions between the ranges presented above.
The Company expects stockholders to receive distributions with respect to the Per Share Merger Consideration within three to five business days following the Closing Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar/RXR New York Metro Real Estate, Inc.

Date: October 22, 2018	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary